UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

JOHCM Funds Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF LETTERS TO SHAREHOLDERS RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 2022, AND THE RELATED PROXY STATEMENT.

JOHCM Funds Trust 53 State Street, 13th Floor Boston, MA 02109

WE NEED YOUR HELP

November 9, 2022

Dear Shareholder,

We need your help. Recently we sent to you proxy materials for the upcoming December 12th special meeting of shareholders of JOHCM Funds Trust. As an investor in one or more of the Funds, it is very important to the business of the Funds that we receive your proxy voting instructions. Our records indicate that we have not yet received your proxy voting instructions. We set up the voting methods listed below for your convenience.

PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, you are being asked to consider and vote to approve the proposed new Investment Advisory Agreement (the “New Agreement”) between the Trust, on behalf of each Fund, and JOHCM (USA) (the “Adviser”). The New Agreement has been proposed in anticipation of change of control of the Adviser. This change of control and the New Agreement are not expected to result in any changes to a Fund’s investment objective and strategies, portfolio management personnel or fees and expenses. For these and other reasons, as are more fully described in the proxy statement, the Board of Trustees recommends that shareholders vote “FOR” the proposal.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/johcm/docs/2022.pdf If you have any proxy related questions please call 1-800-814-4284 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Voting your shares today will prevent the need to call you and solicit your voting instructions. We very much appreciate your attention to this matter.

Sincerely,

Jonathan Weitz

President and Chief Executive Officer of JOHCM Funds Trust

Three convenient voting methods…

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO

JOHCM Funds Trust 53 State Street, 13th Floor Boston, MA 02109

WE NEED YOUR HELP

November 9, 2022

Dear Shareholder,

We need your help. Recently we sent to you proxy materials for the upcoming December 12th special meeting of shareholders of JOHCM Funds Trust. As an investor in one or more of the Funds, it is very important to the business of the Funds that we receive your proxy voting instructions. Our records indicate that we have not yet received your proxy voting instructions. We set up the voting methods listed below for your convenience.

PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, you are being asked to consider and vote to approve the proposed new Investment Advisory Agreement (the “New Agreement”) between the Trust, on behalf of each Fund, and JOHCM (USA) (the “Adviser”). The New Agreement has been proposed in anticipation of change of control of the Adviser. This change of control and the New Agreement are not expected to result in any changes to a Fund’s investment objective and strategies, portfolio management personnel or fees and expenses. For these and other reasons, as are more fully described in the proxy statement, the Board of Trustees recommends that shareholders vote “FOR” the proposal.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/johcm/docs/2022.pdf If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-814-4284 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Voting your shares today will prevent the need to call you and solicit your voting instructions. We very much appreciate your attention to this matter.

Sincerely,

Jonathan Weitz

President and Chief Executive Officer of JOHCM Funds Trust

Four convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-814-4284. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/registered